Exhibit 10.31

LEASE AGREEMENT

THIS AGREEMENT entered into and executed the 17th day of January, 2010, by and between Huan-Yi Enterprises Co., Ltd. /Liao, Su-Jen hereinafter referred to as Party A and Lionbridge of Europe B.V. Taiwan Branch, hereinafter referred to as Party B.

IT IS HEREBY MUTUALLY AGREED between the parties as follows:

Article 1 Location:

1.	The premises of the lease is located at 15F, No. 508, Chung Hsiao East Road, Section 5, Hsin-Yi District, Taipei City, and three parking spaces, on the forth lower floor (B4, #121 122, 123) of the same address (locations shown as the attached Construction Registration File).

Location	No. 327, Sub-section 3, Fu-Der Section, Taipei City
Address	15F, No. 508, Chung Hsiao E Road, Sec. 5, Taipei
Space	209 Pings (690 M2)
Car park	B4-#121, 122, 123

Article 2 Duration:

1.	The duration of this lease is valid for 3 years, effective from January 17th, 2010 to January 16th, 2013.

2.	Party B shall notify Party A of the decision in renewing this Agreement three months before the expiry of the lease in writing. A new lease agreement will be entered into after the said notification is accepted by Party A. Party B has the privilege of lease renewal against other potential leasee(s) on the same leasing condition.

Article 3 Rent & Deposit:

1.

Total rent of this lease is NT$314,286 per month exclusive of VAT. Method of payment: Party A issues and sent invoice/receipt to Party B before 7th on the payment month. The term of rent payment should be made on 2- month basis. At the time when the lease is signed, the rent payment shall be effected by checks for two months each time (one check for one month due on the 17th of each month).

2.	To assure observance and performance of each and every article of this lease, Party B shall, at the time of signing this lease, pay Party A an amount of NT$990,000 as security deposit.

3.	Party A agrees to provide following period as rent free: a) from January 17th, 2010 to February 16th, 2010. b) From January 2nd, 2012 to January 16th, 2012.

4.	Upon expiry of this Agreement, the security deposit shall be returned within 7 days without interest when Party B indicates no intention to renew the lease and vacates the premises, pays up all utilities bills, building management fee and other similar types of charges and causes no damage to any fixture in the premises.

Article 4 Limitations on use of the leased premises:

1.	The premises should only be used in accordance with the use permit granted (i.e. for commercial (general office) use only).

2.	Party B shall not re-lease, sublet, transfer or hypothecate the leased premises inclusive of auxiliary facilities, or any part thereof, to a third party.

3.	Unless mutually agreed to renew the lease upon the expiry of this Agreement, Party B shall vacate the leased premises immediately upon the expiry or termination of the lease and turn over the property to Party A in the original condition without postponing for any reason or advocating any right to demand for removal expenses or compensations.

4.	The premises shall not be used for any engagement of illegal activities or storage of dangerous items that may detriment public safety.

5.	Where there is a need for remodeling in the leased premises, Party B is allowed to remove or modify, at its own expense, all existing interior fixtures. All the added decoration and/or fixtures, except non-fixtures, should unconditionally belong to Party A when the lease expires or terminates. It is understood that the act of remodeling should not harm or damage the original construction structure.

Article 5 Responsibility for repair/maintenance expenses:

1.	Party B shall, as a bona fide keeper, use the premises cautiously and, except in an event of natural disaster or force majeure, be responsible for all damages on the premises that are attributable to Party B.

2.	Party A shall be responsible to maintain normal operation of all hardware facilities, including the central air conditioning system, in the premises. Party B is responsible for fixture and maintenance caused by run down.

3.	Party B is responsible for all damage on the premises caused by fire that are attributable to Party B due to incautious use of lease premise.

4.	When it is necessary to repair the damages caused due to reasons of force majeure on the premises, Party A shall make arrangement for the repair work and inspection within ten days after receiving notification from Party B. Should Party A fail to perform accordingly, Party B may arrange the said repair work and Party A shall bear all costs involved that may be deducted from the rent.

5.	During lease period, any damage caused part of lease premise becomes unusable that are not attributable to Party B, Party B is entitled to request a reduction on the rent.

Article 6 Penalty:

1.	Party A may terminate this Agreement before the expiry of the lease period when Party B violates or fails to perform any provisions as set forth in this lease or has been in arrears for rent payment for more than two terms after having been notified to do so. In such event, Party A shall, therefore, not be responsible for any consequent losses that Party B may incur.

2.	Party B shall vacate the leased premises immediately upon the expiry or termination of the lease and turn over the property to Party A. Any delay shall result in double the normal rent as a penalty, effective from the following day after the expiry or termination of the lease.

3.	Delay on the rent by Party B shall cause the forfeited of deposit by Party A.

Article 7 Tax and Utilities:

a.	During the lease period, Party A shall be responsible for all taxes in connection with the premises.

b.	Party B shall bear fees for water, electricity, gas, telephone, building management and other similar types of public facilities.

Article 8 Insurance

1.	Insurance for the hardware and fixed modeling of this lease premise are determined by Party A, Party B shall not interfere. Insurance for movable assets, equipments belong to Part B shall be determined by Party B.

2.	Party B is responsible for Public safety insurance if there is request by Law regulation.

Article 9 Expiration

1.	When Party B moves out, any articles left over in the leased premises are deemed discards and may be disposed by Party A at its own discretion to which Party B shall not object.

2.	Before the expiry of the lease, Party B wishes an early termination of this Agreement shall notify the Party A in writing three months prior to the proposed termination. In such event there shall be no penalty imposed provided that Party B agrees to show the prospective tenant accompanied by Party A of the premises.

3.	Upon lease expiry or termination, after Party B moved out, any leftover assets by Party B will be treated as trash. Cleanup cost for trash will be charged against Safety deposit.

Article 10 Special provisions:

1.	Where there is a need for remodeling in the leased premises, Party B is allowed to remove or modify all existing interior fixtures at its own expense with a prior approval from Party A. The martial and act shall in comply with construction regulation.

2.	During lease period, Party B shall meet Public Safety requirement and comply with fire control inspection.

Article 11 Force Execution

Upon lease expiry, Party B resists moving out or delay rent payment, Party A will apply for force execution.

Article 12

Both parties agree that Taipei District Court shall be the court of first instances in case of any dispute or litigation arising out of this Agreement.

Article 13

Party A, Huan-Yi Enterprises Co., Ltd. is responsible counterpart when it is necessary to maintain or fix the lease premise.

Article 14

IN WITNESS WHEREOF, the parties have hereunto affixed their seals and duly executed this lease in three (3) identical copies, each of which shall constitute an original on the day, month, and year first above written. Each party shall hold one (1) copy to serve as evidence by Party A and Party B respectively.

Party A (The Lesser):

Company: Huan-Yi Enterprises Co., Ltd. (With Seal)

Responsible person: Huan, Hsieh-Ching

Uniform Serial Number: 70360956

Address: 2F, No. 19, Chung Hsiao E. Rd. Section 2, Taipei

Telephone Number: (02)2393-0990

Party A (The Lesser)

Name: Liao, Su-Jen

Address: No. 19, Chung Hsiao E. Rd. Section 2, Taipei

Telephone Number: (02)2393-0990

Party B (The Lessee):

Company: Lionbridge of Europe B.V. Taiwan Branch (With Seal)

Responsible person: Patricia Hsiao

Uniform Serial Number: 16434880

Address: 15F, #508, Chung Hsiao East Rd, Section 5. Taipei City

Telephone Number: 27273288

Construction Registration File of Taipei City

(Whole of the construction number)

Page#: 1

Construction Number: 02657-000

Sub-section 3, Fu-Der Section, Hsin-Yi District

********************Construction Marking********************

Date of Registration: September 4, 1990                 Reasons for Registration: }51 Registration

Street Number for Construction: 15F, #508, Chung-Hsiao East Road, Sec. 5

Site Location: Lot #0327-0000, Sub-section 3, Fu-Der Section, Hsin-Yi District

Main Application: Commercial                     Main Construction Material: Reinforced Concrete

Total Floors: 28                                               Total Area: 372.15M2

Floor of Construction: 15                               Floor Area of Construction: 372.15M2

Building Completion Date: October 6, 1993

Attached Construction: Balcony                 Area: 19.09M2

Others: Use License Number: #82-Shih-20-9

==============Information of Common Areas================

Construction Number: 02729-000

Area: 296.07M2

Interests of Holding:****7000/10000****

Construction Number: 02730-000

Area: 2233.76M2

Interests of Holding:****223/10000****

********************Construction Ownership********************

Main Registration Order: 002

Date of Registration: July 20, 1994                                Reasons for Registration:

Date of Occurrence: July 20, 1994

Owner’s Name: Alexander Corporation

ID Number: 2086137841

Address: 13F-3, #163, Keelung Road, Section 1, Hsin Yi District, Taipei City

Scope of Interests: All

Others: (Blank)

(Copy Print-out Completed) Print By:

Chen Ker

Pei-Sung-Teng-Tze-#502336

Chang Ming-Kuan, Chief

Sungshan District Land Administration Office, Taipei City

The case has been acted upon by the handling person in accordance with decentralization.